UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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APPLIED ENERGETICS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

Applied Energetics Nominates Amprius CFO Ricardo C. Rodriguez for Election to Board of Directors

Experienced public-company executive brings Defense Tech expertise in advanced-technology commercialization, finance, capital markets, and strategic planning.

TUCSON, Ariz. — November 10, 2026 — Applied Energetics, Inc. (OTCQB: AERG) (the “Company”), a defense technology company specializing in optical fiber-based ultrashort pulse laser systems, has announced that its Board of Directors (the “Board”) has nominated Ricardo C. Rodriguez for election to the Board as a Class III Director at the Company’s 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”). The 2026 Annual Meeting is set to take place on December 15, 2026, and Mr. Rodriguez’s election is subject to stockholder approval.

Mr. Rodriguez serves as Chief Financial Officer of Amprius Technologies, Inc., which develops, manufactures, and markets high-energy silicon-anode lithium-ion batteries for mobility, aviation, and defense applications. He brings extensive experience in public-company finance, corporate strategy, capital markets, advanced materials and technology-driven businesses.

Before joining Amprius in October 2025, Mr. Rodriguez served as Chief Financial Officer and Treasurer of Aspen Aerogels, Inc., and previously as its Chief Strategy Officer. Earlier in his career, he was Corporate Strategy Director at Aptiv, where he led the establishment of the company’s Vehicle Electrification Systems group. He has also held finance, planning and leadership roles at ClearMotion, General Motors’ OnStar division, Amazon and Fiat Chrysler Automobiles, now Stellantis. Mr. Rodriguez began his career in investment banking at Lazard, focusing on automotive mergers and acquisitions and restructuring advisory services.

Mr. Rodriguez holds a Bachelor of Science in Mechanical Engineering from General Motors Institute, now Kettering University, and an MBA from Harvard Business School.

Mr. Rodriguez would succeed Dr. Gregory J. Quarles, who has served on the Board since 2019 and will not stand for re-election at the 2026 Annual Meeting. Dr. Quarles will continue to serve the Company as its Government and Institutional Relations Executive. If elected, Mr. Rodriguez would serve as an independent director, increasing the number of independent directors on the Board.

“On behalf of the Board, I want to thank Greg for seven years of service and for the instrumental role he played in building Applied Energetics,” said Brad Adamczyk, Executive Chairman of the Board. “Greg joined us when we were a team of about ten people. He helped us establish our state-of-the-art, purpose built headquarters and clean room facility at the University of Arizona Tech Park, guided the company through the challenges of the COVID-19 pandemic, and helped secure our first contracts. We’re grateful for his contributions as a director, and we’re glad he will continue to advance our work with government customers as the Company’s Government and Institutional Relations Executive.”

“Ricardo is an accomplished financial and strategic leader whose experience guiding publicly traded advanced-technology companies, with a focus in defense and manufacturing, would add valuable perspective to our Board,” said Mr. Adamczyk. “His background in capital allocation, corporate strategy and the commercialization of complex technologies aligns well with Applied Energetics’ priorities as we advance our technology, strengthen our operating platform and pursue long-term growth.”

“I am honored to be nominated to the Applied Energetics Board,” said Mr. Rodriguez. “The Company’s ultrashort pulse laser technology has compelling potential across critical defense and national-security applications. I look forward to the opportunity to work with the Board and management team as Applied Energetics continues executing its strategy and building long-term value for its stockholders.”

Additional information concerning the Company’s director nominees and the 2026 Annual Meeting, including instructions for voting, are included in Applied Energetics’ proxy materials filed with the U.S. Securities and Exchange Commission (the “SEC”) and distributed to stockholders of record as of the record date identified therein.

Important Additional Information

The Company has filed with the SEC a definitive proxy statement and accompanying proxy card in connection with its solicitation of proxies for the 2026 Annual Meeting. The proxy statement contains additional information regarding Mr. Rodriguez, including his business experience and qualifications. STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the definitive proxy statement, any amendments or supplements to it, and other documents filed by the Company with the SEC, free of charge, at the SEC’s website at www.sec.gov. Copies will also be available free of charge on the Investor Relations section of the Company’s website at www.appliedenergetics.com.

Participants in the Solicitation

The Company, its directors and certain of its executive officers, as well as Mr. Rodriguez, as the Company’s director nominee, may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the 2026 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company, by security holdings or otherwise, is set forth in the Company’s proxy statement for its 2026 Annual Meeting, filed with the SEC on November 5, 2026. To the extent holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in the proxy statement, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such participants, including Mr. Rodriguez, will be included in the definitive proxy statement for the 2026 Annual Meeting and other relevant materials to be filed with the SEC when they become available.

About Applied Energetics, Inc.

Applied Energetics, Inc. is a defense technology company specializing in optical fiber-based ultrashort pulse laser (USPL) weapon systems. Engineered for next-generation Counter-small unmanned aerial systems (C-sUAS) mission sets and layered air defense, the Company’s high-intensity directed-energy weapons (DEW) are designed to disable or destroy critical ISR sensors on Unmanned Aerial Systems (UAS), AI-driven drone swarms, and autonomous robotic platforms across ground, air, and orbital domains. Backed by a proprietary IP portfolio of 25 patents and two pending, the Company’s inherently scalable architecture delivers orders-of-magnitude reductions in size, weight, power, and cost (SWaP-C) compared to legacy continuous-wave (CW) systems. This dual-use technology directly supports Scaled Directed Energy (SCADE), one of the Department of War’s six critical technology areas, and positions Applied Energetics for defense prime integration, joint ventures, and commercialization. Today, the Company’s USPL technologies are being designed to offer flexibility, scale, and power, enhancing layered defense strategies to counter emerging threats. As autonomous weapons and robotic warfare increasingly define the battlefield, the ability to defeat sensors within a layered architecture will be critical and it is central to the Company’s mission to deliver high-reliability solutions against present and emerging autonomous, AI, and robotic threats.

For more information about Applied Energetics and its innovative technologies, please visit www.appliedenergetics.com.

Forward-Looking Statements

Certain statements in this press release, including statements regarding the Company’s nomination of Mr. Rodriguez, the 2026 Annual Meeting, the composition and transition of the Board, and the Company’s strategy, technology development, commercialization and long-term growth constitute forward-looking statements that are intended to be covered by the safe harbor provisions, to the extent available, of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to the historical or current facts and can be identified by the use of forward-looking words such as “may,” “believe,” “will,” “expect,” “project,” “anticipate,” “estimates,” “plans,” “strategy,” “target,”“prospects,” or “continue,” “designed to,” positions,” and words of similar meaning. These forward-looking statements are based on the current plans and expectations of our management and are subject to a number of uncertainties and risks that could significantly affect our current plans and expectations, as well as future results of operations and financial condition and may cause our actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. These uncertainties and risks include, among others, whether the Company’s stockholders elect Mr. Rodriguez at the 2026 Annual Meeting; changes in the composition of the Board and the transition of Dr. Quarles’ responsibilities; the Company’s ability to develop, demonstrate and commercialize its ultrashort pulse laser technology; its ability to obtain and perform contracts with government and defense customers; its need for additional capital; and the other risks and uncertainties described in the Company’s most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q and its other filings with the SEC, which are available free of charge at www.sec.gov. Except as required by applicable law, the Company does The Company does not assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting such forward-looking statements.

Contacts

Kevin McGrath, Managing Director
Cameron Associates, Inc.
kevin@cameronassoc.com
T: 646-418-7002

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